CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 26, 2009, in this Registration Statement on the Form S-1 of Goa Sweet Tours Ltd for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

LBB & Associates Ltd., LLP

Houston, Texas

September 15, 2009